UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2014

WAYSIDE TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1157 Shrewsbury Avenue, Shrewsbury, New Jersey	07702
(Address of principal executive offices)	(Zip Code)

732-389-8950

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Vice President

William Botti, age 63, has been appointed as Executive Vice President of Wayside Technology Group, Inc. (the “Company”) effective as of April 21, 2014.

As Executive Vice President, Mr. Botti is eligible to participate in the Company’s 2006 Stock Plan, 2012 Stock-Based Compensation Plan and 2012 Executive Incentive Plan. Pursuant to his offer of employment, Mr. Botti will receive an annual base salary of $200,000, as well as a bonus for 2014 based upon achievement of certain 2014 performance goals. After 6 months of employment and a satisfactory performance review, Mr. Botti will receive a restricted stock grant of 20,000 shares that shall be subject to vesting in 20 quarterly installments. Additionally, he will be entitled to participate in some, if not all, of the Company’s benefit plans.

Mr. Botti’s employment with the Company is “at will” and may be terminated by the Company or Mr. Botti at any time, for any reason, with or without notice. In the event of the consummation of a change of control transaction, outstanding unvested equity awards will become immediately vested. Additionally, as a condition of his employment, Mr. Botti entered into a confidentiality, non-compete and non-solicitation agreement. Pursuant to such agreement, Mr. Botti agrees, among other things, not to (i) disclose trade secrets and confidential information during the term of his employment with the Company and thereafter, (ii) compete with the Company during the term of his employment and (iii) solicit any client, customer or employee of the Company during the term of his employment and for a period of one year thereafter.

Botti joins Wayside with more than 30 years of industry and channel experience. Most recently, he served as Vice President of North American Sales at Veeam Software (2012-2013) . Prior to Veeam, he was President and Chief Operating Officer of Arrow ECS’s Alternative Technology Group (2002-2011). Botti’s team at Arrow served resellers and solution providers throughout the United States and Canada. During his career, Botti has chaired several reseller and distribution councils.

In connection with Mr. Botti’s appointment, the Company issued a press release which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated March 25, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYSIDE TECHNOLOGY GROUP, INC.

Date: March 25, 2014	By:	/s/ Simon F. Nynens
	Name:	Simon F. Nynens
	Title:	Chief Executive Officer